UNITED STATES SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549
            SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
       Exchange Act of 1934 (Amendment No. )




Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-12

Commission File Number 0-24185

Central American Equities Corp.

(Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

DOCUMENTS INCORPORATED BY REFERENCE

Annual Report on Form 10K of Registrant for the year ended
December 31, 2002




Central American Equities
Hotel Alta, Santa Ana, Costa Rica
011-506-282-4160




Hotel Alta
Interlink 964
P.O. Box 02-5635
Miami, FL   33102

March 29, 2004

Dear Shareowner,

You are invited to attend the 2004 Annual Meeting to be held on Saturday, May 15, 10:00 AM in Hotel Alta in Santa Ana, Costa Rica.

The annual meeting will begin with a report on our operations, followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion on other business matters properly brought before the meeting.

If you plan to attend the meeting, please contact me at
CaggianoM@aol.com.   Whether or not you plan to attend, you can be
sure your shares are represented at the meeting by promptly voting and submitting your proxy by phone or by mail by completing, signing, dating and returning your proxy form.

Cordially,


/s/ Michael N. Caggiano
----------------------------------------
Michael N. Caggiano
President and Chief Executive Officer




  PROXY STATEMENT

Date, Time and Place Information  (Schedule 14A Item 1).

The Annual Meeting of Stockholders of Central American Equities,
Inc., a Florida corporation (the "Company") will be held at Hotel
Alta in Santa Ana, Costa Rica on Saturday May 15, 2004 at 10:00 AM (local Costa Rica time) for the following purposes:

1. To consider ratification of the appointment of Clyde Bailey as the independent certified public account of the Company.
2.  To consider the election of directors.
3. To transact such other business as may properly come before the annual meeting and at any adjournment thereof.

By Order of the Board of Directors:

   Richard Wm. Talley, Chairman of the Board
   W.F.O. Rosenmiller, Board Director
   Michael N. Caggiano, President and CEO

The address of the meeting is:
   Hotel Alta
   Alto de las Palomas
   Santa Ana, Costa Rica
   011-506-282-4160 (Phone)
   011-506-282-4162 (Fax)

The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about April 1, 2004. Only stockholders of record at the close of business on March 31, 2004 are entitled to notice of and to vote at the Annual meeting or any adjournment or postponement.

We hope very much that you will be able to be with us at the annual meeting. If you do not plan to attend the Annual meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly by mail or by fax (732-872-2728):

Olde Monmouth
200 Memorial Pkwy
Atlantic Highlands, NJ   07716
Fax:  732-872-2728

The date by which Stockholder proposals must be received by the Company so that they may be considered for inclusion in the proxy statement and form of proxy for its 2005 Annual Meeting of Stockholders is not less than 120 days prior to the anniversary of the preceding Annual Meeting (unless the date of an Annual Meeting is changed by more than 30 days from the anniversary of the date of the previous Annual Meeting, in which case the deadline will be no more than 20 days after the announcement of the Annual Meeting date). Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to Central American Equities, Inc., Attention: Corporate Secretary at Hotel Alta, Alto de las Palomas, Santa Ana, Costa Rica (mailing address: Hotel Alta, Interlink 964, P.O. Box 02-5635, Miami, Florida 33102).

Revocability of Proxy (Schedule 14A Item 2).

The execution of a proxy does not affect the right to vote in person at the Annual Meeting. A proxy may be revoked by the person giving it at any time before it has been vote at the Annual Meeting by submitting a later date proxy or by giving written notice to the Secretary of the Company. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by our Board of Directors.

Persons Making the Solicitation (Schedule 14A Item 4).

Solicitation of proxies is being made by management at the direction of the Board of Directors, without additional compensation, through the mail, in person, or by telephone fax.
In addition, the Company will request brokers and other custodian, nominees and fiduciaries to forward proxy-solicitation material to the beneficial owners of Common Stock held of record by such persons.

Management has engaged the Companys transfer agent, Olde Monmouth Transfer Company and its affiliates to print and forward proxy
solicitation material  and count proxies.   Management anticipates
that the cost of this solicitation shall be less than $3000. The cost will be borne by the Company.

No director of the Company has informed the Company in writing that he intends to oppose any action intended to be taken by the Company.

Interest of Certain Persons in Matters to Be Acted Upon (Schedule
14A Item 5).

The following table displays the interest of certain persons in matters to be acted upon at the meeting. Mr. Talley and Mr. Caggiano are current board members who are standing for re-election to the board. Mr. Rosenmiller is a current board member who is resigning. Dr. Voloshin is currently the largest shareholder in the Company and has been proposed for election to the board of directors at the shareholder meeting.


Name               Number of Shares    Percent of     Class
                   Beneficially Owned    Total

Richard Wm. Talley     719,431           3.6%     Common Stock
W.F.O. Rosenmiller     653,828           3.3%     Common Stock
Michael Caggiano     1,531,202           7.7%     Common Stock
P. James Voloshin    1,622,015           8.2%     Common Stock
Shares Outstanding  19,789,268                    Common Stock

P. James Voloshin    1,000,000          100%    Preferred Stock
Shares Outstanding   1,000,000                  Preferred Stock

Shares of P. James Voloshin are held in the name of Medical
Ventures (2,000,000), P.J. Voloshin MD Inc. Pension Fund (195,
315), PJ Voloshin (426, 700).

Voting Securities and Principal Holders Thereof (Schedule 14A Item
6).

Only stockholders of record at the close of business on March 31, 2004, the record date for the annual meeting, will be entitled to notice of and vote at the Annual Meeting (Company By-Laws, Article II, Section 4). On the record date, the Company had outstanding approximately 19,789,268 shares of Common Stock, which are the only securities of the Company entitled to vote at the Annual Meeting, each share being entitled to one vote.

A majority of the shares entitled to vote on the record date for the Annual Meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders (Company By-Laws, Article II, Section 4).

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not treated as a vote cast on any matter.

Election of Directors (Schedule 14A Item 7).

The shareholders are meeting to consider the election of directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present (Company By-Laws, Article I, Section
5). The nominating committee of the board of directors has submitted the following names to the shareholders for election to the board of directors:

Richard Wm. Talley
Michael N. Caggiano, Ph.D.
P. James Voloshin, M.D.

RICHARD WM. TALLEY

Chairman and Director of Central American Equities Corp (age 60,
time spent on Company business: 10 (ten) percent).   Mr. Talley
was (with Mr. King) a representative of Cal TKCo, S.A., the general partner in several of the California Limited Partnerships that raised the seed money for the Costa Rican corporations that built the hotels. Since August 1999, Mr. Talley has been the CEO of Talley and Co., an investment banking and general securities company located in Irvine, California. Mr. Talley is a partner in this firm with Michael Caggiano.

Mr. Talley began his finance career with Smith Barney in New York. He opened and managed the Shearson office in Santa Barbara until its sale to American Express in 1983, at which time he founded Talley, McNeil, and Tormey, a regionally focused investment bank and brokerage firm. The firm was merged into a larger Southern California investment banking and brokerage firm in 1989. In 1993, Mr. Talley and Paul D. King founded Talley, King and Co., Inc. ("Talley King") with offices in Irvine, California. Talley, King & Co., Inc. was an investment bank which focused on private placement financing.

Mr. Talley has been actively involved in Costa Rica for the last ten years. Mr. Talley holds a bachelor of arts degree in European
History from the University of California, Santa Barbara and an MBA in Finance from Cornell University, Ithaca, New York.

See Schedule 14A Item 8 (Compensation of Directors) below for a full table of compensation of all directors and executive officers.

MICHAEL N. CAGGIANO, Ph.D.

President, Chief Executive Officer, and Director of Central American Equities (age: 50, time spent on Company business: ninety-five percent). Dr. Caggiano is also, with Richard Wm. Talley, an officer and owner of Talley & Co. During 2000, Dr. Caggiano was also a Director of Cafe Britt, a roaster and distributor of premium Costa Rican coffee.

Prior to joining CAE, as a private consultant to corporations, Dr. Caggiano has also provided public policy and litigation analysis for local governments and private entities. Prior to establishing his own company, Dr. Caggiano was Executive Vice President in Charge of Consulting Operations at Robert Charles Lesser & Co. (RCLCo) a 50-person, 5-office, national consulting firm based in Los Angeles. In 1990, Dr. Caggiano was elected to the first City Council of Malibu and later served as its Mayor Pro Tem. Before serving as an elected official, he was a Fellow and Policy Analyst with The RAND Corporation. While at RAND, he specialized in solving state and local government financial and criminal justice problems.

Dr. Caggiano holds a Ph.D. and an M.Ph. in Public Policy Analysis from the RAND Graduate School of The RAND Corporation, an M.P.A.
from the University of Southern California, and a B.A. in Government from Pomona College.

Dr. Caggiano is not compensated for his duties as Director but is paid $75,000 per year in salary as an executive officer. See
Schedule 14A Item 8 (Compensation of Directors) below for a full table of compensation of all directors and executive officers.

P. JAMES VOLOSHIN, M.D

Dr. Voloshin, age 62, has been nominated for election by the board
of directors.   Dr. Voloshin. has been a director of MedPlus Inc.,
a public company since January 1996. Dr. Voloshin is a plastic surgeon and has been President of the Newport Surgery Institute,
located in Newport   Beach, California, since 1986.  Dr. Voloshin
co-founded Surgical Funding Group, Inc. in 1992 and was its President until the company was acquired by MedPlus Inc. in November 1995. Dr. Voloshin is or has been a member of ten medical societies including the American Society of Plastic Surgery.

Dr. Voloshin has been a shareholder of Central American Equities since 1997. He currently controls approximately 1,622,015 shares of Common stock (approximately 8.2%) of the Company making him the largest individual shareholder in the Company. He also controls 1,000,000 shares of Class A Convertible Preferred Stock, or 100% of the Companys preferred stock. The nomination committee has nominated him to increase shareholder representation and because of his experience in other public companies especially in the area of audits and the sale of public shells. Mr. Voloshin has not received any compensation from the Company.

Dr. Voloshin holds a medical degree from the University of Alberta, Canada in 1966, and Board Certification in Plastic
Surgery since 1972.  Dr. Voloshin is a resident of Dana Point,
California.

Compensation of Directors and Executive Officers (Schedule 14A
Item 8).

The following table sets forth the total compensation of current officers and directors during the fiscal years ended December 31, 1997, 1998, 1999, 2000, 2001 and 2002. No officer or director of the Company earned more than $100,000 from the Company during such fiscal years. The Company does not compensate its board directors for board-related duties.

Name                       Title          Year    Compensation

Michael N. Caggiano
                         NA             1997            NA
                         CEO/Pres/Dir.  1998       $20,000(1)
                         CEO/Pres/Dir.  1999       $45,000 (2)
                         CEO/Pres/Dir.  2000       $   0 (3)(4)
                         CEO/Pres/Dir.  2001       $54,668 (5)
                         CEO/Pres/Dir.  2002       $75,000 (6)
                         CEO/Pres/Dir.  2003       $75,000 (7)
Richard Wm. Talley (8)
                         Director       1997             0
                         Director       1998             0
                         Director       1999             0
                         Director       2000             0
                         Director       2001             0
                         Director       2002             0
                         Director       2003             0
W.F.O. Rosenmiller
                         Secr/Director  1997             0
                         Secr/Director  1998             0
                         Secr/Director  1999             0
                         Secr/Director  2000             0
                         Secr/Director  2001             0
                         Secretary      2002             0
                         Secretary      2003             0

(1) During the third quarter of 1998 the Company issued 19,200 shares of its Class A Common Stock to Michael N. Caggiano, the Company's Consultant CEO/President. The shares were issued in lieu of payment for services rendered prior to him being appointed to his current position as CEO and President.
(2) Mr. Caggianos annual salary in 1999 was $65,000. As of December 31, 1999, Mr. Caggiano was owed $22,500 in past salary and $34,668 in compensation due for services rendered prior to becoming the CEO. These amounts were included in accounts payable.
(3) Mr. Caggianos annual salary was increased to $75,000 in April 2000. As of December 31, 2000, Mr. Caggiano was owed $89,400 in past salary and $34,668 in compensation due for services rendered prior to becoming the CEO. These amounts are included in accounts payable.
(4) On April 12, 2000 the board additionally compensated Mr. Caggiano with 100,000 shares of CAE stock (one-third, or 33,333 shares, equally from the holdings of directors Talley, King and Rosenmiller). Mr. Caggiano was also granted options to buy CAE shares of Class A Common Stock as follows: 100,000 shares @ $0.75; 100,000 shares @ $1.25; and 100,000 shares @ $1.75 (all to expire in 5 years).
(5) Mr. Caggianos annual salary was $75,000 in 2001. The amount of $54,668 is the value of past salary owed that was collateralized by Sunset Reef (see Note 7 to Financial Statements). As of December 31, 2001, Mr. Caggiano was owed $109,772 in past salary and $34,668 in compensation due for services rendered prior to becoming the CEO. These amounts are included in accounts payable.
(6) Mr. Caggianos annual salary was $75,000 in 2002.   However, as
of December 31, 2002, Mr. Caggiano was owed $162,464.72 in past salary. This amount is included in accounts payable. In the fourth quarter of 2002 the board additionally compensated Mr. Caggiano with 700,000 shares of CAE stock and granted options to Mr. Caggiano as follows: 100,000 shares @ $0.10; 100,000 shares @ $0.15; and 100,000 shares @ $0.20 (all to expire in 5 years). In addition to salary, the board compensates Mr. Caggiano with housing, motor vehicle, and laundry and food in the hotels.
(7) Mr. Caggianos annual salary was $75,000 in 2003.   However, as
of December 31, 2003, Mr. Caggiano was owed $215,297.57 in past salary. In the fourth quarter of 2002 the board additionally compensated Mr. Caggiano with 700,000 shares of CAE stock.
(8) Does not include $100,100 in management fees received by Talley, King & Company, Inc. in 1997. Messrs. Talley and King were owners of Talley, King & Company, Inc. In the last quarter of 2003 the Company sold shares of common and preferred stock. The Company paid Mr. Talley $19,800 (10% of gross proceeds) in commission on the sale of the stock.

The Company has not entered into any employment contracts with its officers or directors but intends to enter into same in the future. The Company has no bonus plan at the present time but intends to implement same in the future. The terms and conditions of any such plan or employment contract are subject to the approval of the Company's board of directors in their sole discretion. The Company does not compensate its board directors except for their reimbursement of some expenses incurred in relation to attendance at board of directors meetings or other Company business.


Independent Public Accountants (Schedule 14A Item 9).

The shareholders will be asked to ratify the appointment of Clyde
Bailey as the independent certified public account of the Company.

At a board of directors meeting held on August 28, 2003 of which a quorum was present, the Board of Directors of Central American Equities accepted the resignation of Pinkham and Pinkham as its Certified Accountant for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001. At no time did Pinkham and Pinkham financial statements contain an adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope, or accounting principles. Nor were there any disagreements with Pinkham and Pinkham on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On August 28, 2003, Central American Equities engaged Clyde Bailey, P.C. Certified Public Accountant. At no time have there been any disagreements with Clyde Bailey, P.C. regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The 2002 financial statements are audited by Clyde Bailey, P.C., C.P.A. Mr. Bailey is currently auditing the 2003 financial statements. It is not anticipated that Mr. Bailey, nor his representative, will be present at the shareholder meeting.

DOCUMENTS INCORPORATED BY REFERENCE

Annual Report on Form 10K of Registrant for the year ended
December 31, 2002

PROXY CARD

Signatures on the proxy card should agree with name printed thereon. If stock is held in the name of more than one person, EACH joint owner should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.


 CENTRAL AMERICAN EQUITIES CORP, INC
 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTOR FOR THE ANNUAL
 MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2004

INSTRUCTIONS FOR VOTING YOUR PROXY BY PHONE OR MAIL:

If you do not plan to attend the Annual meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly by mail or by fax (732-872-2728):

Olde Monmouth                         Fax:  732-872-2728
200 Memorial Pkwy
Atlantic Highlands, NJ   07716

This proxy will be voted as directed.   If no direction is indicated, the
proxies named below will vote this proxy: 1) FOR the election of the candidates nominated by the board of directors for directors; 2) FOR the director proposal to ratify the selection of Clyde Bailey, P.C. Certified Public Accountant, as independent auditors; and 3) In their discretion, upon such other matters as may properly come before the meeting.

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby appoints Michael
N. Caggiano, President and CEO, and a director of the Company, or failing him, Richard Wm. Talley, Chairman of the Board and a director of the Company, or in the place and stead of the foregoing, ____________________________the true and lawful proxy of the undersigned, with full power of substitution, to vote all of the undersigned's shares of common stock of Central American Equities, Inc. at the Annual Meeting of Stockholders to be held at the Company headquarters at Hotel Alta, Alto de las Palomas, Santa Ana, Costa Rica on Saturday, May 15, 2004 at 10:00 A.M., Costa Rica Local Time, and at any adjournments or postponements thereof. The undersigned hereby instructs said proxy to vote the Common Shares represented by this instrument of proxy in the following manner:

Proposal 1. The Board of Directors has nominated the following 3 persons for election as directors of the Company: Richard Wm. Talley, Michael N. Caggiano, P. James Voloshin. These directors will serve for a term of one year or until such director's successor is elected and qualified.

 [  ]  For All            [  ]  Against All

 [  ] For All Except the Following Nominees:__________________________

Proposal 2. To ratify the selection of Clyde Bailey, P.C. Certified Public Accountant, as independent auditors of the Company for the fiscal years ending December 31, 2002 and 2003.

[  ]  For          [  ]  Against
[  ]  Abstain

Proposal 3. In their discretion, upon such other matters as may properly come before the meeting.
[  ] For                       [  ] Against
[  ]   Abstain

Dated:  ___________________, 2004



-------------------------------------
Stockholder's Signature



--------------------------------------------------
Name of Stockholder or entity (please print)



-----------------------------
Number of Shares Held


---------------------------------------
Certificate Numbers (if available)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign.
Attorneys should submit powers of attorney.


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